As filed with the Securities and Exchange Commission on May 6, 2020

Registration No. 333-221875

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

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POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM F-10

REGISTRATION STATEMENT UNDER

THE SECURITIES ACT OF 1933

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THE STARS GROUP INC.

(Exact name of Registrant as specified in its charter)

Ontario (Province or other jurisdiction of incorporation or organization)	7370 (Primary Standard Industrial Classification Code Number)	98-0555397 (I.R.S. Employer Identification No., if applicable)

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200 Bay Street, South Tower, Suite 3205

Toronto, Ontario, Canada

M5J 2J3

+1 (437) 371-5742

(Address and telephone number of Registrant’s principal executive offices)

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Stars Group Services USA Corporation

DCOTA Office Center

1855 Griffin Road, Suite C450

Dania Beach, Florida 33004

+1 (437)-371-5742

(Name, address (including zip code) and telephone number (including area code) of agent for service in the United States)

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Copies to:

Divyesh (Dave) Gadhia The Stars Group Inc. 200 Bay Street, South Tower, Suite 3205 Toronto, Ontario, Canada M5J 2J3 (437) 371-5742	Eric Levy Osler, Hoskin & Harcourt LLP 1000 De La Gauchetière Street West Suite 2100 Montréal, Québec, Canada H3B 4W5 (514) 904-8100	Rob Lando Osler, Hoskin & Harcourt LLP 620 Eighth Avenue, 36th Floor New York, New York 10018 (212) 867-5800

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Approximate date of commencement of proposed sale to the public: Not applicable.

Province of Ontario, Canada

(Principal jurisdiction regulating this offering)

It is proposed that this filing shall become effective (check appropriate box below):

A.	☐	upon filing with the Commission pursuant to Rule 467(a) (if in connection with an offering being made contemporaneously in the United States and Canada).
B.	☒	at some future date (check the appropriate box below):
	1.	☒	pursuant to Rule 467(b) on May 14, 2020 at 9:00 A.M. (designate a time not sooner than 7 calendar days after filing).
	2.	☐	pursuant to Rule 467(b) on ( ) at ( ) (designate a time 7 calendar days or sooner after filing) because the securities regulatory authority in the review jurisdiction has issued a receipt or notification of clearance on ( ).
	3.	☐	pursuant to Rule 467(b) as soon as practicable after notification of the Commission by the Registrant or the Canadian securities regulatory authority of the review jurisdiction that a receipt or notification of clearance has been issued with respect hereto.
	4.	☐	after the filing of the next amendment to this Form (if preliminary material is being filed).

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to the home jurisdiction’s shelf prospectus offering procedures, check the following box.   ☐

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DEREGISTRATION OF SECURITIES

The Registrant filed with the Securities and Exchange Commission a registration statement on Form F-10 (Registration No. 333-221875) (as amended, the “Registration Statement”), for the sale of securities including common shares, preferred shares, debt securities, subscription receipts, warrants and units (collectively the “Securities”).

This Post-Effective Amendment No. 1 to the Registration Statement is being filed to deregister all of the Securities formerly issuable and registered under the Registration Statement and not otherwise sold by the Registrant as of the date that this Post-Effective Amendment No. 1 is filed.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-10 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Vancouver, Province of British Columbia, Canada, on the 6th day of May, 2020.

THE STARS GROUP INC.

By:	/s/ Divyesh (Dave) Gadhia
	Name:	Divyesh (Dave) Gadhia
	Title:	Director and President

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed below by the following persons in the capacities indicated on May 6, 2020.

/s/ Divyesh (Dave) Gadhia	Director and President
Divyesh (Dave) Gadhia

/s/ David Lazzarato	Director
David Lazzarato

/s/ Mary Turner	Director
Mary Turner

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AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of Section 6(a) of the Securities Act of 1933, the undersigned has signed this Post-Effective Amendment No. 1 to the Registration Statement, in the capacity of the duly authorized representative of the Registrant in the United States, on May 6, 2020.

STARS GROUP SERVICES USA CORPORATION

By:	/s/ Marlon Goldstein
	Name:	Marlon Goldstein
	Title:	Authorized Signatory

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